To:	chatAND, Inc.
Attn: President
321 West 44th St.
New York, NY 10036

ChatAND, Inc.
INVESTMENT CONFIRMATION

The undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase ___ Units of the securities of chatAND, Inc., a Nevada corporation (the "Company") described in the Prospectus (as defined below), for a purchase price of $_______, or $0.40 per Unit.  Each Unit consists of (i) one share of the common stock of the Company and (ii) one (1) Warrant (as defined below).

The term “Warrant” means a warrant to purchase one (1) share of common stock of the Company for each two (2) full shares of common stock in the Units purchased by the undersigned.  Each Warrant will be exercisable until the fifth anniversary of the original effective date of the registration statement pursuant to which the Prospectus is issued (the “Effective Date”).  Each Warrant will have an exercise price of $0.50 per share.

Simultaneous with the execution and delivery of this confirmation to the Company, the undersigned is either

☐ delivering a check made payable to “VStock Transfer, LLC as Escrow Agent for chatAND, Inc.” to:

VStock Transfer, LLC
77 Spruce Street, Suite 201
Cedarhurst, NY 11516

Tel: 212-828-8436
ATT: chatAND Inc.  Escrow
or

☐ sending a wire transfer payment VStock Transfer LLC, to

Bank (with address and telephone number)

ABA #:  ______________ SWIFT #:  _______________ ACH #: _____________
Account Number:  ______________
Account Name: vStock Transfer LLC as agent for chatAND, Inc.
Re: chatAND, Inc./[Investor’s Name]

The undersigned acknowledges that he has received a copy of the prospectus of the Company, dated _____, 2011 filed with the Securities and Exchange Commission (the “Prospectus”), with respect to the offer and sale of the shares of stock being purchased. The undersigned is not relying on the Company or its affiliates with respect to economic considerations involved in this investment, but has relied solely on its own advisors.

The undersigned further acknowledges that although the shares of common stock being purchased from the Company are registered securities under the U.S. Securities Act of 1933, as amended, there may be restrictions on the resale of the shares imposed by the particular state law where the undersigned resides or in a jurisdiction outside of the United States. Accordingly, the undersigned will not offer to sell or sell the Shares in any jurisdiction unless the undersigned obtains all required consents, if any. The undersigned acknowledges that any Subscription pursuant to this Agreement is subject to acceptance by the Company, and that the  Company may make such further  inquiries as may be necessary to comply with "Know Your Customer" regulations, USA Patriot Act, Office of Foreign Asset Control (OFAC) Regulations and the Bank Secrecy Act.

The undersigned understands that an investment in the shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment. The undersigned is further aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company. The undersigned understands that the price of the stock purchased hereby bears no relation to the assets, book value or net worth of the Company and was determined arbitrarily by the Company. The undersigned agrees and acknowledges that it has read all the information contained in the Prospectus, including without limitation, the Risk Factors contained therein.

The undersigned further acknowledges and understands that the minimum and maximum number of shares of common stock (and the corresponding minimum and maximum gross Unit purchase prices) to be sold pursuant to this Prospectus are 12,500,000 shares ($5,000,000) and 20,000,000 shares ($8,000,000), respectively.  Until subscriptions and funds for at least the minimum amount are received, all subscriptions and funds will be held in escrow by the escrow agent.  After the initial closing, if any, additional closings may take place at the discretion of the Company for subsequently received subscriptions and funds, all of which will be on the same terms as described in the Prospectus.  In no event, however, will the aggregate subscriptions for all closings exceed the maximum amount.  In no event will any closings take place after the date (the “Latest Closing Date”) which is 240 calendar days after the Effective Date.  If the undersigned’s funds are held in escrow by the escrow agent on the business day after the Latest Closing Date, the escrow agent will return such funds to the undersigned by wire transfer to the account from which the funds were sent by the undersigned.

[Investor’s Signature Page is on next page]

ChatAND, Inc.
INVESTMENT CONFIRMATION
INVESTOR’S SIGNATURE PAGE

Date: ___________, 201_

Number of Units: __________________________ @ $.0.40 per Unit = Amount of Investment:  $____________________

1.	Print Full Name of Investor:	Individual or Joint Individuals:

First, Middle, Last

Co-Investor First, Middle, Last

Partnership, Corporation, Trust, Custodial Account, Other:*

Name of Entity

Jurisdiction of Formation

2.	Permanent Address of Investor:

3.	Primary Contact Person:
Title:

4.	Telephone Number:

5.	E-Mail Address:

6.	Facsimile Number:

Continued....
7.	Social Security or EIN of Investor:

8.	Authorized
Signatory: Title:

*If Investor is an entity, provide copy of Articles of Incorporation, Certificate of Formation or other evidence of existence, as well as a copy of board resolution or other evidence of authorization to purchase the shares of the Company.